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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: JUNE 26, 1997

Commission File Number 33-67738

SAM HOUSTON RACE PARK, LTD.
(Exact name of Registrant as Specified in its Charter)


TEXAS                              76-0313877
(State or other jurisdiction       (I.R.S. Employer
of incorporation or                Identification Number)
organization)


ONE SAM HOUSTON PLACE              77064
7575 NORTH SAM HOUSTON PARKWAY     (Zip Code)
WEST
HOUSTON, TEXAS
(Address of Principal
Executive Offices)


Registrant's telephone number, including area code: (713) 807-8700







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SAM HOUSTON RACE PARK, LTD.


ITEM 5.   OTHER EVENTS

     The Quarterly Report on Form 10-Q of Sam Houston Race Park, Ltd. (the "Partnership") for the quarter ended March 31, 1997 (the "Form 10-Q") discussed certain legislation then pending in the Texas State Legislature (see Note 7 to the Consolidated Financial Statements and Part I, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Pending Legislation". The tax reform legislation discussed in the Form 10-Q was not enacted by the Texas legislature as the conference committee was unable to agree on a final bill reconciling the House and Senate versions of this legislation. Legislation amending the Texas Racing Act was enacted and has been signed by the governor. This legislation amends the Texas Racing Act to, among other things, change the structure of the Texas Racing Commission (the "TRC"), increase the regulatory and enforcement powers of the TRC and increase the pari-mutuel wagering tax on guest simulcasting from 1% to 1.25%. These amendments are effective as of September 1, 1997. The Partnership estimates that the increased wagering tax on guest simulcasting will decrease net pari-mutuel commissions by approximately $200,000 per year based on the current level of guest wagering. The legislation also includes provisions to increase the purse allocation from guest simulcasting and to eliminate the pari-mutuel wagering tax on the first $100 million wagered on live racing. These provisions are effective as of January 1, 1999. The Partnership estimates that when all of the provisions listed above become effective, the Partnership's net pari-mutuel commissions will decrease by approximately $1 million annually based on current levels of wagering.

     Additionally, the bill authorizes cross-breed simulcasting at Texas pari-mutuel facilities, which will allow greyhound tracks to display and accept wagers on races at horse tracks in Texas and around the country and horse tracks to display and accept wagers on races at greyhound tracks. This provision is effective as of September 1, 1997. While the net impact of cross-breed simulcasting cannot be determined with certainty, the Partnership believes that it may have a negative overall impact on the Partnership's share of pari-mutuel commissions generated from on-track wagering due to the presence of a greyhound track in the greater Houston market area that will now be able to directly compete with the Partnership for horse racing customers.

     The Form 10-Q also stated that the Partnership had undertaken certain legislative efforts attempting to legalize additional forms of gaming in order to increase revenues (See Note 1 to the Consolidated Financial Statements). During the Texas legislative session, legislation was introduced in the House and Senate that would have allowed card games (i.e. poker and blackjack) at Class 1 horse racing facilities. This legislation was supported by the Partnership; however, neither this legislation nor any other gaming legislation had the widespread support of the pari-mutuel horse racing industry. While the Partnership undertook a significant lobbying effort, the legislation did not receive a committee hearing. Moreover, the Texas Legislature did not consider legislation permitting any other form of gaming at Class 1 horse racing facilities. Legislation authorizing additional forms of gaming cannot be presented until the Texas legislature convenes again in January of 1999. The Partnership has not decided on its future course of action with respect to legislative initiatives and there can be no assurance that gaming legislation will be enacted in the future or if gaming legislation is enacted that it will be favorable to the Partnership.

                     SAM HOUSTON RACE PARK, LTD.


SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         SAM HOUSTON RACE PARK, LTD.



Date: June 26, 1997 By:     /s/ MICHAEL J. VITEK
                            ---------------------------

                                Michael J. Vitek
                            Vice President of Accounting